Exhibit 10.97

LOAN AGREEMENT

This LOAN AGREEMENT (as amended, restated, modified and/or supplemented, from time to time, this “Agreement”), dated as of 8/16/2022 , is made by and among CarbonMeta Technologies Inc., a Delaware company (“Borrower”), and Michael Sobeck (“Lender”).

Background of Agreement

The Borrower has requested that Lender provide a $30,000 term loan (the “Term Loan”) for the purposes set forth herein.

Lender is willing to make the Term Loan available to the Borrower upon the terms and conditions set forth herein.

NOW, THEREFORE, the parties hereto hereby agree as follows:

Article 1

DEFINITIONS

1.1 Defined Terms. As used in this Agreement, the following terms shall have the meanings specified in this Section 1.1 unless the context otherwise requires.

Affiliate: with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, (i) Controls or is Controlled by or is under common Control with the Person specified or (ii) beneficially owns, is owned by or is under common ownership with respect to Capital Stock of such Person having 10% or more of the combined voting power of the then outstanding securities or other ownership interests of such Person ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors or other governing body of such Person.

Agreement: the meaning specified in the introductory paragraph hereof.

Borrower: the meaning specified in the introductory paragraph hereof.

Business Day: any day other than a Saturday, Sunday or day which shall be in the State of Delaware a legal holiday or day on which banking institutions are required or authorized to close.

Capital Lease: a lease with respect to which the lessee is required to recognize the acquisition of an asset and/or the incurrence of a liability in accordance with GAAP.

Capital Lease Obligation: with respect to any Capital Lease, the amount of the obligation of the lessee thereunder which would in accordance with GAAP appear on a balance sheet of such lessee in respect of such Capital Lease; provided however, that any lease that is accounted for by any Person as an operating lease as of the Closing Date and any similar lease entered into after the Closing Date by any Person shall be accounted for as an operating lease.

Capital Stock: any class of preferred, common or other capital stock, share capital or similar equity interest of a Person, including any partnership interest in any partnership or limited partnership and any membership interest in any limited liability company.

Closing Date: shall mean the date on which all of the conditions set forth in Article 3 shall have been satisfied or waived by Lender and the Term Loan is initially funded provided however that if the Closing Date does not occur on or before August 22, 2022, or such later date as Lender, in its sole discretion, shall determine, then the Lender shall have no obligation to close hereunder or to fund the Term Loan.

Code: the Internal Revenue Code of 1986, as amended, or its predecessor or successor, as applicable, and any Treasury regulations, revenue rulings or technical information releases issued thereunder.

Commitment: the commitment to make the Term Loan specified in Section 2.1.1 hereof.

Control: the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

DataSet: _____________________________________________________________________________________.

Debtor Relief Laws: the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

Default: any condition or event which, with notice or lapse of time or both, would become an Event of Default.

Event of Default: the meaning specified in Section 7.1.

GAAP: generally accepted accounting principles in the United States consistently applied, as in effect from time to time.

Governmental Authority: the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

Indebtedness: means all the following:

(a) all indebtedness for borrowed money;

(b) all obligations evidenced by notes, bonds, debentures or other similar instruments;

(c) all obligations under a guaranty or other instrument pursuant to which the Borrower may have any liability with respect to any Indebtedness; and

(d) all Capital Lease Obligations of the Borrower.

Indemnitee: the meaning specified in Section 9.9.2.

Interest Rate: shall equal twelve percent (12%) per annum.

Law: all common law and all applicable provisions of constitutions, laws, statutes, ordinances, rules, treaties, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities and all orders and decrees of all courts and arbitrators.

Loan Documents: this Agreement, the Note and any and all agreements and instruments executed by the Borrower pursuant to this Agreement, as the same may be amended, modified or supplemented from time to time.

Material Adverse Change: any event, change, circumstance, effect or other matter, other than in the ordinary and usual course of business, that has a material adverse change in the business, assets, financial condition or results of operations of the Borrower.

Maturity Date: the earlier of (i) the date set forth in the Note, or (ii) such earlier date as the Obligations are accelerated pursuant to the terms hereof.

Monthly Payment Date: The first Business Day of each month (at least 15 days from the date of the Note) and the Maturity Date.

Note: the promissory note, in the form attached to this Agreement as Exhibit A, delivered by the Borrower to the Lender (including any successors or assigns thereof) pursuant to this Agreement (including any amendments, modifications or supplements which may from time to time, be created in respect of such notes), and any replacement promissory notes issued in lieu of the foregoing.

Obligations: any and all indebtedness, obligations and liabilities of any type or nature, direct or indirect, absolute or contingent, due or not due, liquidated or unliquidated, arising by operation of law or otherwise, now existing or hereafter arising or created of the Borrower to the Lender, related to the Term Loan or represented by or incurred pursuant or relating to the Loan Documents. Without limiting the generality of the foregoing, the term “Obligations” shall include:

(a) principal of, and interest on the Term Loan and the Note; and

(b) any and all other fees, indemnities, costs, obligations and liabilities of the Borrowers from time to time under or in connection with the Loan Documents.

Organizational Documents: The Borrower’s certificate of formation, limited liability company agreement and any amendments thereto.

Person: any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

Related Parties: with respect to any Person, such Person’s Affiliates and the partners, directors, officers and employees, of such Person and of such Person’s Affiliates.

SaaS Agreement: the meaning specified in Section 8.1.

Solvent: a condition of a Person on a particular date, whereby on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature, and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

Term Loan: has the meaning set forth in the Background Section hereof.

Article 2

THE LOAN

2.1 Term Loan.

2.1.1 Commitment to Make Term Loan. Subject to and upon the terms and conditions set forth in this Agreement, the Lender agrees to make the Term Loan to the Borrower on the Closing Date in the principal amount of US$30,000. The Term Loan amount shall include any Borrower expenditures as set forth on Exhibit B hereto (“Supplier Expenditures”). Lender shall pay the Supplier Expenditures directly to the vendors and entities as set forth on Exhibit B, on behalf of Borrower. The remaining amount under the Term Loan, after deducting the Supplier Expenditures, shall be provided to Borrower in accordance with the terms hereof.

2.1.2 Payments. The Term Loan shall be interest-only and the Borrower shall make monthly payments of interest only, based on the Interest Rate, on the outstanding principal hereof, such payments to be applied by Lender to the unpaid and accrued interest due hereunder, commencing on the first Monthly Payment Date following the Closing Date and continuing on each Monthly Payment Date thereafter. All amounts of principal relating to the Term Loan and all other Obligations shall be due and payable on the Maturity Date. The schedule of payments under this Agreement is set forth on Exhibit D hereto.

2.1.3 Voluntary Prepayment. The Borrower may repay the Term Loan at any time, in whole or in part, together with accrued interest thereon through such date and any other unpaid fees, charges or other advances accrued and owing to Lender as of such date.

2.2 Note. The aggregate principal amount of the Term Loan shall be evidenced by the Note. Upon receipt of an affidavit of an officer of Lender as to the loss, theft, destruction or mutilation of the Note, and in the case of any such loss, theft, destruction or mutilation, upon cancellation of the Note, the Borrower shall issue, in lieu thereof, a replacement Note.

2.3 Interest.

2.3.1 Rates. All Obligations shall bear interest on the outstanding principal amount thereof at a rate per annum equal to the Interest Rate. Interest shall be payable monthly in arrears on each Monthly Payment Date, commencing with the first Monthly Payment Date after the Closing Date. All computations of interest shall be made on the basis of a year of three hundred and sixty (360) days, but charged for the actual number of days elapsed.

2.4 Purpose. The proceeds of the Term Loan shall be used by the Borrower to fund working capital.

2.5 Manner of Making Payments. All payments or disbursements under this Agreement or other Loan Documents shall be made in United States Dollars in immediately available funds, without counterclaim or setoff and free and clear of, and without any deduction or withholding for, any taxes or other payments.

2.6 Convertible Note Option. Borrower and Lender mutually agree that this Loan Agreement may be replaced in its entirety with a Convertible Note in the future. If the Borrower and Lender mutually agree to replace this Loan Agreement with a future Convertible Note, then the future Convertible Note Issue Date shall be the same as this Loan Agreement execution date; the future Convertible Note Principal shall be equivalent to the outstanding principal and interest of this this Loan Agreement on the date that the future Convertible Note replaces this Loan Agreement; the interest rate of the future Convertible Note shall be the same as this Loan Agreement; and the conversion price shall be 70% of the weighted average price of OTCPink:COWI for the previous consecutive 5 trading days on the date that the future Convertible Note shall have been signed and executed.

Article 3

CONDITIONS TO FUNDINGS

3.1 Conditions to Initial Funding. The Lender shall not be required to fund the Term Loan on the Closing Date until the following conditions are satisfied or waived in writing:

3.1.1 Execution of this Agreement. The Borrower and the Lender shall each have duly executed and delivered this Agreement.

3.1.2 Note. The Borrower shall have delivered the Note duly executed by an authorized representative of the Borrower to the Lender.

3.1.3 SaaS Agreement. Borrower shall have executed and delivered the SaaS Agreement in accordance with Section 8 hereof.

3.1.4 No Default. There shall not exist a Default or Event of Default.

3.1.5 Representations and Warranties. Each of the representations and warranties of the Borrower shall be true and correct in all respects (or in all material respects if any such representation or warranty is not by its terms already qualified as to materiality) as of the Closing Date (both immediately prior to and after giving effect to the Term Loan) as if made on and as of such date.

Article 4

REPRESENTATIONS AND WARRANTIES

In order to induce the Lender to enter into this Agreement and to make the Term Loan contemplated by this Agreement, the Borrower hereby makes the following representations and warranties:

4.1 Status. The Borrower is a duly organized and validly existing limited liability company in good standing under the laws of the State of Delaware. The Borrower has the power and authority to own its property and assets and to transact the business in which it is engaged.

4.2 Power and Authority; Enforceability. The Borrower has the power to execute, deliver and carry out the terms and provisions of the Loan Documents, and the Borrower has taken all necessary action (including any consent of members required by Law or by its Organizational Documents) to authorize the execution, delivery and performance of the Loan Documents. The Loan Documents constitute the authorized, valid and legally binding obligations of the Borrower, enforceable against it in accordance with their respective terms, except as such enforceability may be limited by applicable Debtor Relief Laws and by general principles of equity.

4.3 Compliance with Laws. The Borrower is in compliance with all applicable Laws where the failure to do so could reasonably be expected to result in a Material Adverse Change.

4.4 Indebtedness. Other than as set forth on Exhibit C, the Borrower has no other Indebtedness.

4.5 Litigation. No action, suit or proceeding is pending or, to the knowledge of Borrower, threatened against or affecting Borrower except actions, suits and proceedings which, if adversely determined, would not materially impair the ability of the Borrower to perform their obligations under this Agreement and the other Loan Documents to which they are parties.

4.6 No Default. No Default or Event of Default has occurred and is continuing.

4.7 Accuracy and Completeness of Disclosure. This Agreement and the other documents, certificates or instruments delivered to the Lender by or on behalf of the Borrower in connection with this Agreement when taken as a whole do not contain any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in this Agreement and in such other documents, certificates or instruments not misleading in light of the circumstances under which such statements were made.

Article 5

INFORMATION

5.1 Delivery of Information. With reasonable promptness, but no later than three (3) business days following Lender’s request, the Borrower shall deliver such other information respecting the business, operations and financial condition of itself as the Lender may from time to time reasonably request. In addition, the Borrower shall promptly (but in any event not less than monthly) provide to Lender any and all updated information with respect to the DataSet.

Article 6

COVENANTS

The Borrower covenants that from the date of this Agreement, and for so long as any of the Obligations remain unpaid (other than contingent indemnification and expense reimbursement obligations for which no claim has been made), it shall comply with each of the covenants set forth in this Article 6.

6.1 Existence. The Borrower shall at all times preserve and keep in full force and effect its limited liability company existence.

6.2 Compliance with Law. The Borrower shall comply with all Laws, and obtain or maintain all permits, franchises and other governmental authorizations and approvals necessary for the ownership, acquisition and disposition of its properties and the conduct of its business the failure of which could reasonably be expected to result in a Material Adverse Change.

6.3 Maintain DataSet. The Borrower shall not do anything, and Borrower will use its best efforts to prevent any other Person from doing anything, to impair the DataSet.

6.4 Further Assurances. At its sole cost and expense, upon the request of the Lender, the Borrower shall execute and deliver to the Lender such further instruments and do or cause to be done such further acts as may be necessary or proper in the reasonable opinion of the Lender to carry out more effectively the provisions and purpose of this Agreement, the SaaS Agreement and the other Loan Documents.

Article 7

EVENTS OF DEFAULT

7.1 Events of Default. “Event of Default” wherever used herein means any one of the following events (whatever the reason for such Event of Default, whether it shall be voluntary or involuntary or be effected by operation of Law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental instrumentality):

7.1.1 Failure to Pay Principal, Interest, Fees, Etc. If the Borrower shall fail to make any payment of (i) the principal of the Term Loan, (ii) interest on the Term Loan, or (iii) any other amounts owing hereunder (other than principal or interest) on the dates when the same shall become due and payable in accordance with the terms of this Agreement or any other Loan Document.

7.1.2 Misrepresentations. If any representation or warranty made (a) by the Borrower in this Agreement or in any other Loan Document or (b) by the Borrower or any other Person (other than the Lender) in any document or certificate executed by or on behalf of the Borrower and furnished pursuant to this Agreement or any other Loan Document, shall be false or misleading in any respect (or in any material respect if such representation or warranty is not by its terms already qualified as to materiality) when made or deemed made; or

7.1.3 Covenant Defaults. If there shall occur a default in the due performance or observance of any term, covenant or agreement to be performed or observed by the Borrower pursuant to this Agreement, the SaaS Agreement (including Section 8 below) or any other Loan Document; or

7.1.4 Insolvency. (a) If the Borrower shall (i) make an assignment for the benefit of creditors or a composition with creditors, (ii) generally not be paying its debts as they mature, (iii) admit its inability to pay its debts as they mature, (iv) file a petition in bankruptcy, (v) become insolvent (howsoever such insolvency may be evidenced), (vi) be adjudicated insolvent or bankrupt, (vii) petition or apply to any tribunal for the appointment of any receiver, custodian, liquidator or trustee of or for it or any substantial part of its property or assets, or (viii) commence any proceeding relating to it under any Debtor Relief Law of any jurisdiction, whether now or hereafter in effect; or (b) if there shall be commenced against the Borrower any such proceeding or an order, judgment or decree approving the petition in any such proceeding shall be entered against the Borrower; or (c) if the Borrower shall have concealed, removed, or permitted to be concealed or removed, any part of its property, with intent to hinder, delay or defraud its creditors, or any of them, or shall have made or suffered a transfer of any of its property which may be fraudulent under any Debtor Relief Law, fraudulent conveyance or similar law; or (d) if any of the Borrower shall have made any transfer of its property to or for the benefit of a creditor which constitutes a preferential transfer under any Debtor Relief Law; or (e) if the Borrower shall have suffered or permitted, while insolvent, any creditor to obtain a lien upon any of its property through legal proceedings or distraint; or (f) if the Borrower is not at any time Solvent; or

7.1.5 Notice and Opportunity to Cure. Notwithstanding any other provision of this Agreement and any other Loan Document, Lender shall not accelerate the maturity of a Loan (a) because of a Monetary Default (as hereinafter defined), unless the Monetary Default is not cured within two Business Days of its due date, or (b) because of a Non-Monetary Default (as hereinafter defined) that is reasonably capable of being cured, unless such Non-Monetary Default is not cured within five Business Days after the date on which Lender transmits by electronic mail (email), or delivers written notice of the nonmonetary default to Borrower. For purposes of this Agreement, the term “Monetary Default” means a failure by the Borrower to make any payment required of it pursuant to the Note or any other Loan Document, and the term “Non-Monetary Default” means a failure by the Borrower or any other Person procured by the Borrower or acting on its behalf to perform or observe any material obligation contained in the Loan Documents, other than the obligation to make payments provided for in the Loan Documents.

7.2 Acceleration; Remedies.

7.2.1 Acceleration upon Insolvency. Unless waived in writing by the Lender, then upon the occurrence and during the continuance of any event described in Section 7.1.4, the outstanding principal amount of the Term Loan, and interest accrued, if any, thereon, and all other amounts accrued under the Loan Documents, shall be immediately due and payable by the Borrower without presentment, demand, protest, notice of protest or other notice of dishonor of any kind, all of which are hereby expressly waived by the Borrower.

7.2.2 Acceleration upon Other Defaults. Upon the occurrence and during the continuance of any Event of Default other than any event described in Section 7.1.4, or at any time thereafter if any Event of Default shall then be continuing, the Lender may by written notice to the Borrower, declare the entire outstanding principal amount of the Term Loan or any portion thereof, and interest accrued, if any, thereon and all other amounts due and/or accrued hereunder or under the Loan Documents, to be immediately due and payable by the Borrower.

7.2.3 Remedies in General. In the event of acceleration pursuant to Section 7.2.1 or Section 7.2.2, all outstanding principal amount and any accrued interest, fees, and any other amounts accrued, due and payable under the Loan Documents shall thereupon become and be immediately due and payable, and the Lender may proceed to protect and enforce its rights under the Loan Documents in any manner or order it deems expedient under Law, without regard to any equitable principles of marshaling or otherwise. In addition to all other rights hereunder or under Law, the Lender shall have the right to institute proceedings in equity or other appropriate proceedings for the specific performance of any covenant or agreement made in any of the Loan Documents or for an injunction against the violation of any of the terms of any of the Loan Documents or in aid of the exercise of any power granted in any of the Loan Documents or by Law or otherwise. All rights and remedies given by this Agreement, the Note and the other Loan Documents are cumulative and not exclusive of any of such rights or remedies or of any other rights or remedies available to each of the parties hereto, and no course of dealing between the parties hereto, or any delay or omission in exercising any right or remedy shall operate as a waiver of any right or remedy, and every right and remedy may be exercised from time to time and as often as shall be deemed appropriate by each of the parties hereto.

Article 8

SAAS AGREEMENT

8.1 SaaS Agreement. In addition to any other consideration for the granting of the Term Loan, Borrower agrees that during the term of this Agreement, Borrower shall store and update the DataSet in a SaaS Agreement (“SaaS Agreement”) with Gulp Data, Inc. (“GulpData”). Borrower further agrees that it shall not block, interfere or tamper with, or otherwise prohibit, the accessing and extracting of the DataSet, and will grant GulpData the license rights to the DataSet, all in accordance with the terms and conditions of the SaaS Agreement. Failure by Borrower to comply with this Section 8, unless waived in writing by the Lender, shall be considered an Event of Default hereunder.

Article 9

MISCELLANEOUS

9.1 Notices; Effectiveness; Electronic Communication.

9.1.1 Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered to Borrower or Lender, as applicable, by hand or overnight courier service, mailed by certified or registered mail or sent by electronic mail (email) at its address given in the signature page, or such other address as that party may hereinafter provide from time to time pursuant to Section 9.1.2.

Notices sent by hand or overnight courier service shall be deemed to have been given when received; notices sent by electronic mail (email) shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient).

9.1.2 Change of Address, Etc. Any party hereto may change its address or email address for notices and other communications hereunder by notice to the other parties hereto.

9.2 No Implied Waivers. No failure or delay on the part of each of the parties hereto in exercising any right, power or privilege under the Loan Documents and no course of dealing between Borrower, on the one hand, and the Lender, on the other hand, shall operate as a waiver of any such right, power or privilege. No single or partial exercise of any right, power or privilege under the Loan Documents precludes any other or further exercise of any such right, power or privilege or the exercise of any other right, power or privilege. The rights and remedies expressly provided in the Loan Documents are cumulative and not exclusive of any rights or remedies which the parties hereto would otherwise have. No notice to or demand on either of the parties hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances or shall constitute a waiver of the right of the other party to take any other or further action in any circumstances without notice or demand. Any waiver that is given shall be effective only if in writing and only for the limited purposes expressly stated in the applicable waiver.

9.3 Severability. Every provision of the Loan Documents is intended to be severable. If any term or provision of the Loan Documents shall be invalid, illegal or unenforceable for any reason, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired thereby. Any invalidity, illegality or unenforceability of any term or provision of the Loan Documents in any jurisdiction shall not affect the validity, legality or enforceability of any such term or provision in any other jurisdiction.

9.4 Amendments. This Agreement and the other Loan Documents may not be amended or modified except by a written instrument describing such amendment or modification executed by the parties hereto.

9.5 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, provided however that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Lender, and further provided that the Lender may assign or otherwise transfer any of its rights or obligations hereunder. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and permitted assigns) any legal or equitable right, remedy or claim under or by reason of this Agreement.

9.6 Governing Law; Jurisdiction; Etc.

9.6.1 Governing Law. This Agreement and the other Loan Documents and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of Delaware.

9.6.2 Jurisdiction. Each party hereto irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the the other party, or any Affiliate of the foregoing in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of Delaware, and of the United States District Court for Delaware, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such court of the State of Delaware, to the fullest extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

9.6.3 Waiver of Venue. Each of the parties hereto and hereby irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in Section 9.6.2 of this Agreement, to the fullest extent permitted by applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

9.7 Maximum Lawful Interest Rate. If, at any time, the rate of interest, together with all amounts that constitute interest and that are reserved, charged or taken hereunder as compensation for fees, services or expenses incidental to the making, negotiating or collecting of the Term Loan, shall be deemed by a court of law with competent jurisdiction, or other Governmental Authority with competent jurisdiction or a tribunal to exceed the maximum rate of interest permitted to be charged by the Lender to the Borrower under Law, then, during such time as such rate of interest would be deemed excessive, that portion of each sum paid attributable to that portion of such interest rate that exceeds the maximum rate of interest so permitted shall be deemed a voluntary prepayment of the principal amount of the Term Loan, and the outstanding principal amount thereafter due and payable pursuant to this Agreement and the Note shall be amended to reflect such prepayment.

9.8 Counterparts; Integration; Effectiveness; Electronic Execution.

9.8.1 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Subject to Section 3.1, this Agreement shall become effective when it shall have been executed by each of the parties hereto and when the Lender shall have received counterparts hereof that, when taken together, bear the signatures of all of the parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart.

9.8.2 Electronic Execution. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or any other Loan Document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state Laws based on the Uniform Electronic Transactions Act.

9.9 Expenses; Indemnity; Damage Waiver.

9.9.1 Costs and Expenses. Each of the parties hereto shall bear its own legal and other costs and expenses incurred in relation to the preparation, execution, performance or enforcement of this Agreement and any other Loan Document.

9.9.2 Indemnification by the Borrower. Borrower shall indemnify the Lender and each Affiliate of Lender (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees and disbursements of counsel, incurred by such Indemnitee or asserted against any Indemnitee by any Person other than such Indemnitee and its Affiliates arising out of, in connection with, or as a result of (a)(i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, (ii) the performance by the parties hereto of their respective obligations hereunder or thereunder, or (iii) the consummation of the transactions contemplated hereby or thereby, (b) the Term Loan or the use or proposed use of the proceeds therefrom or (c) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party, and regardless of whether such Indemnitee is a named party thereto; provided however that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction to have resulted from the negligence or willful misconduct of such Indemnitee or any of its Affiliates or (y) result from a claim brought by Borrower against an Indemnitee or any of its Related Parties for breach in bad faith of the Indemnitee’s obligations hereunder or under any other Loan Document. This Section 9.9.2 shall not apply with respect to taxes other than any taxes that represent losses, claims, damages, etc. arising from any non-tax claim.

9.9.3 Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, Borrower shall not assert, and Borrower hereby waives, any claim against the Lender, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, the Term Loan or the use of the proceeds thereof. The Lender shall not be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

9.9.4 Payments. All amounts due under this Section shall be payable immediately upon written demand thereof.

9.10 Records. The outstanding principal amount of theTerm Loan, and the unpaid interest accrued thereon, may be ascertained from the records of Lender, which in the absence of any manifest error be deemed as conclusive evidence thereof.

9.11 Commissions and Brokerage Fees. The Borrower agrees to indemnify Lender from any responsibility and liability for the payment of any commission, charge or brokerage fee to any person or entity which may be payable in connection with the making, purchase or refinancing, of the Loan, and any such commission, charge or brokerage fee will be paid directly by Borrower to the party or parties entitled thereto.

9.12 Integration Clause. This Agreement, together with the other Loan Documents, any fee letters and any other related or ancillary documents incorporated herein or therein by reference and all related exhibits and schedules, constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter.

9.13 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTy HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

IN WITNESS WHEREOF, the Borrower and the Lender have caused this Agreement to be duly executed by their respective duly authorized officers as of the date first above written.

BORROWER:		LENDER:

By:		By:
Name:	Lloyd Spencer	Name:	Michael Sobeck
Title:	CEO	Title:

Address: 13110 NE 177th Place, #145 Woodinville, WA 98072		Address: 1250 Ponce de Leon Ave, STE 600 San Juan, San Juan 00907

Email:	lspencer@carbonmetatech.com	Email:	wwxc@yahoo.com

Secondary Contact:		Secondary Contact:
Email:		Email:

EXHIBIT A

FORM OF NOTE

$30,000	Date: 8/16/2022

FOR VALUE RECEIVED and intending to be legally bound, the undersigned, CarbonMeta Technologies Inc. (“Borrower”), hereby promises to pay, in lawful money of the United States of America, to the order of Michael Sobeck, an individual (“Lender”), the maximum aggregate principal sum of thirty thousand United States Dollars (US$30,0000) or if less, the aggregate outstanding principal balance outstanding under the Term Loan established pursuant to the provisions of that certain Loan Agreement dated of even date herewith, between Borrower and Lender, as it may be amended, restated, modified and/or supplemented, from time to time (the “Loan Agreement”). The interest and outstanding principal balance hereunder shall be payable in accordance with the terms of the Loan Agreement. The actual amount due and owing from time to time hereunder shall be evidenced by Lender’s records of receipts and disbursements with respect to the Term Loan, which shall, in the absence of manifest error, be deemed as conclusive evidence of the amount. All capitalized terms used herein without further definition shall have the respective meanings ascribed thereto in the Loan Agreement.

This Term Loan Note is that certain Note referred to in the Loan Agreement.

Borrower further agrees to pay interest on the outstanding principal balance hereunder from time to time at the per annum rates set forth in the Loan Agreement. Interest shall be calculated on the basis of a year of 360 days but charged for the actual number of days elapsed, and shall be due and payable as set forth in the Loan Agreement.

All amounts payable by Borrower to Lender hereunder shall be paid to Lender in accordance with the Loan Agreement in immediately available funds.

Unless extended in writing, all outstanding principal, together with accrued and unpaid interest and other amounts due and owing under the Loan Documents, shall be paid in full by Borrower on or before the date that is exactly one year from the closing date (the “Maturity Date”).

If an Event of Default occurs and is continuing under the Loan Agreement, the unpaid principal balance of this Term Loan Note along with all accrued and unpaid interest and unpaid fees and expenses shall become, or may be declared, immediately due and payable as provided in the Loan Agreement.

This Term Loan Note may be prepaid at any time in accordance with the terms of the Loan Agreement.

Borrower hereby waives demand, presentment, protest, notice of protest and dishonor, nonpayment and all other demands or notices of any kind in connection with the delivery, acceptance, performance, default, dishonor or enforcement of this Term Loan Note.

This Term Loan Note shall be governed by and construed in accordance with the internal laws of the State of Delaware. The provisions of this Term Loan Note are to be deemed severable and the invalidity or unenforceability of any provision shall not affect or impair the remaining provisions of this Term Loan Note which shall continue in full force and effect. No modification hereof shall be binding or enforceable against Lender unless approved in writing by Lender.

BORROWER (AND LENDER BY ITS ACCEPTANCE HEREOF) HEREBY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION, PROCEEDING OR COUNTERCLAIM ARISING WITH RESPECT TO RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO OR UNDER THE LOAN DOCUMENTS OR WITH RESPECT TO ANY CLAIMS ARISING OUT OF ANY DISCUSSIONS, NEGOTIATIONS OR COMMUNICATIONS INVOLVING OR RELATED TO ANY PROPOSED RENEWAL, EXTENSION, AMENDMENT, MODIFICATION, RESTRUCTURE, FORBEARANCE, WORKOUT, OR ENFORCEMENT OF THE TRANSACTIONS CONTEMPLATED HEREUNDER OR UNDER THE OTHER LOAN DOCUMENTS.

IN WITNESS WHEREOF, and intending to be legally bound hereby, the Borrower has caused this Term Loan Note to be executed by its duly authorized officer as of the day and year first above written.

CARBONMETA TECHNOLOGIES LLC

By:

Name:	Lloyd Spencer

Title:	CEO

EXHIBIT A

EXPENDITURE PAYMENTS

List out amounts and vendors, and vendor addresses

Implementation Fees: $1,500
Maintenance Fees: $3,500

Total Service Fees: $5,000

Payment Instructions:

Beneficiary Name: Gulp Data, Inc.

Account Number: XXXXXX

Routing: XXXXXX

Type of Account: Checking

Beneficiary Address: 1250 Ponce de Leon Ave, STE 301 San Juan, San Juan 00907

Receiving Bank Details: Evolve Bank & Trust

Bank Address: 6070 Poplar Ave, Suite 200, Memphis, TN 38119

EXHIBIT B

INDEBTEDNESS

List out any other existing loans / debt including any security interest (if any)

**Previously Provided to Lender**

EXHIBIT C

SCHEDULE OF PAYMENTS

Payment	Date	$ Amount	Detail
0	8/22/2022	$0.00	Funding Date
1	9/1/2022	$0.00
2	10/1/2022	$300.00
3	11/1/2022	$300.00
4	12/1/2022	$300.00
5	1/1/2023	$300.00
6	2/1/2023	$300.00
7	3/1/2023	$300.00
8	4/1/2023	$300.00
9	5/1/2023	$300.00
10	6/1/2023	$300.00
11	7/1/2023	$300.00
12	Due Date	$30,600.00	Funding Date + 12 months

Payment Instructions:

Beneficiary Name: Michael Sobeck

Account Number: XXXXXXX

Routing: XXXXXX

Type of Account: Checking

Beneficiary Address: 305 Calle Villamil Apt 2010, San Juan, PR 00907

Receiving Bank Details: Bank of America